EXHIBIT 10.8
UCBH HOLDINGS, INC.
2006 EQUITY INCENTIVE PLAN
     The purpose of the UCBH Holdings, Inc. 2006 Equity Incentive Plan is to enhance the long-term shareholder value of UCBH Holdings, Inc. (the “Company”), by offering opportunities to employees, outside directors, and officers of the Company and its Affiliates to participate in the Company’s growth and success, and to encourage them to remain in the service of the Company and its Affiliates, and to acquire and maintain stock ownership in the Company. Capitalized terms shall have the meaning set forth in Section 1.
     The Stock Option Plan was adopted by the Company’s Board of Directors and stockholders on July 30, 1998 and subsequently amended as of April 29, 1999, April 26, 2001, April 24, 2003, September 24, 2004, April 21, 2005, and May 19, 2005. The Equity Incentive Plan reflects the amendment and restatement of the Stock Option Plan effective May 18, 2006.
1. DEFINITIONS.
     “Affiliate” means (i) a member of a controlled group of corporations of which the Company is a member or (ii) an unincorporated trade or business which is under common control with the Company as determined in accordance with Section 414(c) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the regulations issued thereunder. For purposes hereof, a “controlled group of corporations” shall mean a controlled group of corporations as defined in Section 1563(a) of the Code determined without regard to Section 1563(a)(4) and (e)(3)(C).
     “Alternate Option Payment Mechanism” refers to one of several methods available to a Participant to fund the exercise of a stock option set out in Section 11.
     “Award” means an award or grant of one or some combination of one or more Non-statutory Stock Options, Incentive Stock Options, Limited Rights, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights, or any other right, interest or option relating to shares of Common Stock granted pursuant to the Plan.
     “Bank” means United Commercial Bank.
     “Board of Directors” or “Board” means the board of directors of the Company.
     “Change in Control” means an event or series of events of a nature that at such time: (i) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as determined under Rule 13d of such Act), directly or indirectly, of voting securities of the Bank or the Company representing fifty percent (50%) or more of the Bank’s or the Company’s outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Company and any voting securities purchased by any employee benefit plan of the Bank or the Company, or (ii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction occurs in which the Bank or the Company is not the resulting entity.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means a committee consisting of the entire Board of Directors or consisting solely of two or more members of the Board of Directors who satisfy the requirements of Rule 16b-3 of the Exchange Act, Section 162(m) of the Code, and the rules of any applicable stock exchange or national market system or quotation system on which the Common Stock is listed or quoted.
     “Common Stock” means the Common Stock of the Company, par value, $.01 per share or any stock exchanged for shares of Common Stock pursuant to Section 16 hereof.
     “Company” means UCBH Holdings, Inc.
     “Date of Grant” means the effective date of an Award.
     “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him, or in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.
     “Dividend Equivalent Right” means an Award granted pursuant to Section 10.
     “Effective Date” means May 18, 2006, the effective date of this amendment and restatement of the Plan.
     “Employee” means any person who is currently employed by the Company or an Affiliate, including officers, but such term shall not include Outside Directors; provided, however, that for purposes of awards of Incentive Stock Options, “Employee” shall mean any person, including an officer, who is currently employed by the Company or any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively.
     “Employee Participant” means an Employee who holds an outstanding Award under the terms of the Plan.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exercise Price” means the purchase price per share of Common Stock deliverable upon the exercise of each Option in order for the option to be exchanged for shares of Common Stock.

     “Fair Market Value” means, when used in connection with the Common Stock on a certain date, the price of the last reported sale of the Common Stock at the close of the regular trading day’s market (not including any after hours market), as reported by the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the New York Stock Exchange (“NYSE”) or the American Stock Exchange (“AMEX”) (as published by the Wall Street Journal, if published) on such date or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon or the last previous date on which a sale is reported. If the Common Stock is not reported on the NASDAQ, AMEX or the NYSE, the Fair Market Value of the Common Stock is the value so determined by the Board in good faith by reasonable application of a reasonable valuation method in accordance with Section 409A of the Code.
     “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated by the Committee as an Incentive Stock Option pursuant to Section 7 hereof and is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     “Limited Right” means the right to receive an amount of cash based upon the terms set forth in Section 8 hereof.
     “Non-statutory Stock Option” means an Option granted by the Committee to a Participant pursuant to Section 6 hereof, which is not designated by the Committee as an Incentive Stock Option or which is redesignated by the Committee under Section 7 as a Non-Statutory Stock Option.
     “Option” means the right to buy a fixed amount of Common Stock at the Exercise Price within a limited period of time designated as the term of the option as granted under Section 6 or 7 hereof.
     “Outside Director” means a member of the Board of Directors of the Company or its Affiliates, who is not also an Employee.
     “Outside Director Participant” means an Outside Director who holds an outstanding Award under the terms of the Plan.
     “Participant” means any Employee or Outside Director who holds an outstanding Award under the terms of the Plan.
     “Performance Goal” means the goals determined by the Committee, in its discretion, to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using certain Company or individual performance measures. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured in absolute terms or relative to comparison companies. Such Performance Goals shall be based on one or more of the following criteria: (i) earnings; (ii) earnings per share;

(iii) earnings growth; (iv) return on assets; (v) return on equity; (vi) efficiency ratio; (vii) credit quality; and (viii) net interest margin. The Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, in response to changes in applicable laws, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles; provided, however, that to the extent required for compliance with the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code, no adjustment shall be made that would result in an increase in the compensation of any Participant whose compensation is subject to the limitation on deductibility under Section 162(m) of the Code for the applicable year.
     “Plan” means the UCBH Holdings, Inc. 2006 Equity Incentive Plan.
     “Restricted Stock” means any share of Common Stock granted under Section 9, the rights of ownership of which are subject to restrictions prescribed by the Committee.
     “Restricted Stock Unit” or “RSU” means a right granted to a Participant to receive shares of Common Stock upon satisfaction of specialized performance or other criteria, such as continuous service.
     “Restriction Period” means the period during which the shares of Restricted Stock are subject to restrictions and therefore, the shares are subject to a substantial risk of forfeiture. Such restrictions may be based on continuous service, the achievement of Performance Goals, the occurrence of other events as determined by the Committee, or a combination thereof.
     “Retirement” with respect to an Employee Participant means termination of employment which constitutes retirement under any tax qualified plan maintained by the Bank or the Company. However, “Retirement” will not be deemed to have occurred for purposes of this Plan if a Participant continues to serve on the Board of Directors of the Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Bank or the Company. With respect to an Outside Director Participant, “Retirement” means the termination of service from the Board of Directors of the Company or its Affiliates following written notice to the Board as a whole of such Outside Director’s intention to retire or retirement as determined by the Bank (or the Company’s) bylaws, except that an Outside Director shall not be deemed to have retired for purposes of the Plan in the event he continues to serve as a consultant to the Board or as an advisory director.
     “Termination for Cause” shall mean, in the case of an Outside Director, removal from the Board of Directors, or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of an act or acts of gross misconduct, willful neglect of duties or commission of a felony or equivalent violation of law. No act, or the failure to act, on Participant’s part shall be “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank, the Company or one of its Affiliates.

2. ADMINISTRATION.
     (a) The Plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to grant awards to Employees and Outside Directors and to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants in the Plan and on their legal representatives and beneficiaries. The Plan is designed so that Awards granted hereunder intended to comply with the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code may comply with such requirements, and the Committee shall interpret the Plan and Awards in a manner consistent with such requirements.
     (b) The Committee may delegate all authority for: the determination of forms of payment to be made by or received by the Plan; the execution of Award Agreements; the determination of Fair Market Value; and the determination of all other aspects of administration of the Plan to the executive officer(s) of the Company; provided, however, any such delegation shall be permissible only to the extent it does not cause any Award to fail to qualify as: (i) “performance-based compensation” within the meaning of Section 162(m) of the Code, as applicable; or (ii) an exempt transaction under Rule 16b-3 under Exchange Act. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Company for determinations to be made pursuant to the Plan.
3. TYPES OF AWARDS AND RELATED RIGHTS.
     The Committee shall have the authority, in its sole discretion, to determine the type or types of Awards to be made under the Plan; provided, however, after October 3, 2004, the Committee may only award or grant those Awards that either comply with the applicable requirements of Section 409A of the Code, or do not result in the deferral of compensation within the meaning of Section 409A of the Code. Such Awards may include, but are not limited to, Incentive Stock Options, Nonqualified Stock Options, Limited Rights, Restricted Stock, Restricted Stock Units, and Dividend Equivalent Rights. Awards may be granted singly, in combination or in tandem so that the settlement or payment of one automatically reduces or cancels the other. Awards may also be made in combination or in tandem with, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company.
4. STOCK SUBJECT TO THE PLAN.
     (a) General. Subject to adjustment as provided in Section 16, the maximum number of shares reserved for Awards under the Plan is 23,657,6481 shares of the Common Stock. These shares of Common Stock may be either authorized but unissued shares or authorized shares

[1]	This number and all other share numbers referred to in this Plan reflect the adjustments pursuant to the Company’s stock splits and additional shares reserved pursuant to the Plan as of April 12, 2005.

previously issued and reacquired by the Company. To the extent that Awards are granted under the Plan, the shares underlying such Awards will be unavailable for any other use including future grants under the Plan except that, to the extent that Awards terminate, expire, are forfeited or are canceled without having been exercised (in the case of Limited Rights, exercised for cash), new Awards may be made with respect to these shares.
     (b) Limitations.
          (i) Subject to adjustment as provided in Section 16, not more than an aggregate of 23,657,648 Shares may be issued under the Plan as Incentive Stock Options.
          (ii) Subject to adjustment as provided in Section 16, the maximum number of shares of Common Stock with respect to which Options or Limited Rights, or a combination thereof, may be granted during any calendar year to any individual Participant shall be 2,000,000, and the maximum number of Shares with respect to which Restricted Stock or Restricted Stock Units may be granted during any calendar year to any individual Participant shall be 2,000,000. These limitations shall be applied and construed consistently with Section 162(m) of the Code.
5. ELIGIBILITY.
     Subject to the terms herein all Employees and Outside Directors shall be eligible to receive Awards under the Plan.
6. NON-STATUTORY STOCK OPTIONS.
     To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Non-statutory Stock Options to Employees and Outside Directors and, upon such terms and conditions as the Committee may determine, grant Non-statutory Stock Options in exchange for and upon surrender of previously granted Awards under this Plan. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:
     (a) Exercise Price. The Exercise Price of each Non-statutory Stock Option shall be determined by the Committee on the date the option is granted. Such Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.
     (b) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be determined by the Committee, but in no event shall a Non-statutory Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. The Committee shall determine the date on which each Non-statutory Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such Option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option may be exercised in whole or in part. The acceleration of any Non-statutory Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Non-statutory Stock Options.
     (c) Termination of Employment or Service. Upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, all Non-statutory Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the option as set forth in Section 6(b). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Non-statutory Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 6(b), only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Non-statutory Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.
     (d) Awards to Outside Directors. Upon election or appointment to the Board each Outside Director shall receive a grant of 24,000 Non-statutory Stock Options. For each additional three-year period of service, each Outside Director shall receive an additional grant of 24,000 Non-statutory Stock Options. All Non-statutory Stock Options granted to Outside Directors shall vest annually in equal portions over three years. All Awards to Outside Directors are subject to the terms and conditions of this Plan.
7. INCENTIVE STOCK OPTIONS.
     To the extent permitted by Section 3, the Committee may, subject to the limitations of the Plan and the availability of shares reserved but unawarded in the Plan, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:
     (a) Exercise Price. The Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Common Stock on the Date of Grant. However, if at the time an Incentive Stock Option is granted to a Participant, the Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively (or, under Section 424(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company and any “parent corporation” or “subsidiary corporation” of the Company as defined in Sections 424(e) and 424(f) of the Code, respectively, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such Participant, or by or for any corporation, partnership, estate or trust of which such Participant is a shareholder, partner or beneficiary), (“10% Owner”), the Exercise Price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Common Stock on the Date

of Grant. Shares may be purchased only upon payment of the full Exercise Price or upon operation of an Alternate Option Payment Mechanism set out in Section 11 hereof.
     (b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee; provided that the amount granted is consistent with the terms of Section 422 of the Code. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the Option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 7(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 7 exceeds this $100,000 limit, the portion of the Options in excess of such limit shall be deemed a Non-statutory Stock Option. The Committee shall have discretion to redesignate Options granted as Incentive Stock Options as Non-Statutory Stock Options. Such redesignation shall not be deemed to be a new grant or a regrant of such Options. Such Non-statutory Stock Options shall be subject to Section 6 hereof.
     (c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than 10 years from the Date of Grant. If at the time an Incentive Stock Option is granted to a Participant who is a 10% Owner, the Incentive Stock Option granted to such Employee Participant shall not be exercisable after the expiration of five years from the Date of Grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee Participant to whom it is granted.
     The Committee shall determine the date on which each Incentive Stock Option shall become exercisable. The shares comprising each installment may be purchased in whole or in part at any time during the term of such option after such installment becomes exercisable. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option may be exercised in whole or in part. The acceleration of any Incentive Stock Option under the authority of this paragraph creates no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Incentive Stock Options.
     (d) Termination of Employment. Upon the termination of a Participant’s employment or service in the event of Disability, Retirement, death or within twelve months after a Change in Control, all Incentive Stock Options shall immediately vest and be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c). In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, all Incentive Stock Options shall be exercisable for the shorter of (i) one year after such termination; or (ii) the term of the Option as set forth in Section 7(c) only as to those options which have vested as of the date of the Participant’s termination of employment or service. Any unvested Incentive Stock Options shall become null and void and shall not be exercisable by or delivered to the Participant after such date of termination.

     (e) Compliance with Code. The Options granted under this Section are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. All Options that do not so qualify shall be treated as Non-statutory Stock Options.
8. LIMITED RIGHTS.
     To the extent permitted by Section 3, simultaneously with the grant of any Option to an Employee, the Committee may grant a Limited Right with respect to all or some of the shares covered by such Option. Limited Rights granted under this Plan are subject to the following terms and conditions:
     (a) Terms of Rights. In no event shall a Limited Right be exercisable in whole or in part before the expiration of six months from the Date of Grant of the Limited Right. A Limited Right may be exercised only in the event of a Change in Control.
     The Limited Right may be exercised only when the underlying Option is eligible to be exercised, and only when the Fair Market Value of the underlying shares on the day of exercise is greater than the Exercise Price of the underlying Option.
     Upon exercise of a Limited Right, the underlying Option shall cease to be exercisable. Upon exercise or termination of an Option, any related Limited Rights shall terminate. The Limited Rights may be for no more than 100% of the difference between the Exercise Price and the Fair Market Value of the Common Stock subject to the underlying option. The Limited Right is transferable only when the underlying option is transferable and under the same conditions.
     (b) Payment. Upon exercise of a Limited Right, the holder shall promptly receive from the Company an amount of cash or some other payment option as determined in the Committee’s discretion, equal to the difference between the Exercise Price of the underlying option and the Fair Market Value of the Common Stock subject to the underlying Option on the date the Limited Right is exercised, multiplied by the number of shares with respect to which such Limited Right is being exercised.
9. RESTRICTED STOCK.
     (a) Grant of Restricted Stock. To the extent permitted by Section 3, and subject to the terms and conditions of the Plan, the Committee may grant Restricted Stock and Restricted Stock Units in such amounts as the Committee, in its sole discretion, shall determine. The Committee shall have complete discretion in determining the number of shares of Restricted Stock and Restricted Stock Units granted to each Participant (subject to Section 4(b) herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such Restricted Stock and Restricted Stock Units. Any Restriction Period shall end only on the terms and conditions determined by the Committee and specified in the Award agreement, which may include the attainment of one or more Performance Goals or upon one or more specified dates.
     (b) Transferability. Except as provided in this Section 9, Restricted Stock and RSUs granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Restriction Period established by the Committee and specified in the Award agreement. However, subject to Section 9(g), in no event may any Restricted Stock and RSUs granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant. All rights with respect to the Restricted Stock and RSUs granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.
     (c) Certificate Legend. Each certificate representing Restricted Stock granted pursuant to the Plan may bear a legend substantially as follows:
“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Plan, and in an Award agreement. A copy of such Plan and such agreement may be obtained from the company.”
     The Company shall have the right to retain the certificates representing Restricted Stock in the Company’s possession until such time as all restrictions applicable to such shares have been satisfied.
     (d) Termination of Restriction Period. Upon satisfaction of the terms and conditions specified in the Award agreement that apply to a Restriction Period: (i) with respect to Restricted Stock, the Participant shall be entitled to have the legend referred to in Section 9(c) removed from his or her shares of Restricted Stock after the last day of the Restriction Period; and (ii) with respect to RSUs, the Company shall issue the shares associated with such RSUs as soon as administratively feasible following the last day of the Restriction Period, but in no event later than the March 15th of the year following the year in which such Restriction Period ends. If the terms and conditions specified in the Award agreement that apply to a Restriction Period have not been satisfied, the Participant’s Awards of Restricted Stock and Restricted Stock Units subject to such Restriction Period shall become null and void and the Participant shall forfeit all rights with respect to such Awards.
     (e) Voting Rights. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock may exercise full voting rights with respect to those shares.
     (f) Dividends and Other Distributions. Except as otherwise provided in an Award agreement, during the Restriction Period, Participants holding Restricted Stock and RSUs shall be credited with all regular cash dividends paid with respect to all shares and units while they are so held. All cash dividends and other distributions paid with respect to Restricted Stock and RSUs shall be credited to Participants subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. If any such dividends or distributions are paid in shares, such shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock and RSUs with respect to which they were paid. Subject to the restrictions on vesting and the forfeiture provisions, all cash dividends credited to a Participant shall be paid to the Participant as soon as administratively feasible following the full vesting of the Restricted Stock and RSUs with respect to which such dividends were paid, but in no event later than the March 15th of the year following the year in which full vesting of such Restricted Stock and RSUs occurs. The provisions of this Section 9(f) are subject to the right of the Committee to determine otherwise at the time of grant.
     (g) Termination of Employment. Except as otherwise provided in an Award agreement, upon the termination of a Participant’s employment or service in the event of Disability, death or within twelve months after a Change in Control, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall immediately vest. In the event of Termination for Cause or termination of a Participant’s employment or service for any other reason including voluntary resignation, the Participant’s outstanding Awards of Restricted Stock and any Restricted Stock Units shall become null and void and the Participant shall forfeit all rights with respect to such Awards. Any termination provisions shall be determined in the sole discretion of the Committee, need not be uniform among all grants of Restricted Stock or RSUs or among Participants and may reflect distinctions based on the reasons for termination of employment.
10. DIVIDEND EQUIVALENT RIGHTS.
     To the extent permitted by Section 3, any Awards under the Plan may, in the Committee’s discretion, earn Dividend Equivalent Rights. In respect of any Award that is outstanding on the dividend record date for Common Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of Dividend Equivalent Rights, including the timing, form of payment and payment contingencies of such Dividend Equivalent Rights, as it deems are appropriate or necessary.
11. ALTERNATE OPTION PAYMENT MECHANISM.
     The Committee has sole discretion to determine what form of payment it will accept for the exercise of an Option. The Committee may indicate acceptable forms in the Award agreement covering such Options or may reserve its decision to the time of exercise. No Option is to be considered exercised until payment in full is accepted by the Committee or its agent.
     (a) Cash Payment. The exercise price may be paid in cash or by certified check.
     (b) Borrowed Funds. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 and to the extent otherwise permitted by law, the Committee may permit all or a portion of the exercise price of an Option to be paid through borrowed funds.

     (c) Exchange of Common Stock.
          (i) The Committee may permit payment by the tendering of previously acquired shares of Common Stock. This includes the use of “pyramiding transactions” whereby some number of Options are exercised. The shares gained through the exercise are then tendered back to the Bank as payment for some other number of Options. This transaction may be repeated as needed to exercise all of the Options available.
          (ii) Any shares of Common Stock tendered in payment of the exercise price of an Option shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise.
     (d) By Cashless Exercise. To the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, by delivery of a properly executed exercise notice, together with irrevocable instructions, to
          (i) a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise and
          (ii) the Company to deliver the certificates for such purchased shares directly to such brokerage firm, all in accordance with the regulations of the Federal Reserve Board.
     (e) Net Issue Exercise. Surrender of shares of Common Stock (including withholding of shares otherwise deliverable upon exercise of the Award) having a Fair Market Value on the date of surrender not less than the aggregate Exercise Price (including tax withholding in accordance with section 17) of the shares being acquired.
     (f) Such other medium as the Committee determines, in its sole discretion.
12. RIGHTS OF A SHAREHOLDER.
     No Participant shall have any rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ or service of the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer or other employee at any time.
13. NON-TRANSFERABILITY.
     Except to the extent permitted or restricted by the Code, the rules promulgated under Section 16(b) of the Exchange Act or any successor statutes or rules:
     (i) The recipient of an Award shall not sell, transfer, assign, pledge, or otherwise encumber shares subject to the Award until full vesting of such shares has occurred. For purposes of this section, the separation of beneficial ownership and legal title through the use of any “swap” transaction is deemed to be a prohibited encumbrance.
     (ii) Unless determined otherwise by the Committee and except in the event of the Participant’s death or pursuant to a domestic relations order, an Award is not transferable and may be earned in his lifetime only by the Participant to whom it is granted. Upon the death of a Participant, an Award is transferable by will or the laws of intestate succession. The designation of a beneficiary does not constitute a transfer.
     (iii) If a recipient of an Award is subject to the provisions of Section 16 of the Exchange Act, shares of Common Stock subject to such Award may not, without the written consent of the Committee (which consent may be given in the Stock Award Agreement), be sold or otherwise disposed of within six months following the date of grant of the Award.
14. AGREEMENT WITH PARTICIPANTS.
     Each Award will be evidenced by a written agreement, executed by the Participant and the Company or its Affiliates that describes the conditions for receiving the Awards including the date of Award, the Exercise Price, the terms or other applicable periods, and other terms and conditions as may be required or imposed by the Plan, the Committee, the Board of Directors, tax law considerations or applicable securities law considerations.
15. DESIGNATION OF BENEFICIARY.
     A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.
16. DILUTION AND OTHER ADJUSTMENTS.
     (a) In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kinds of shares of Common Stock or other property (including cash) that may thereafter be issued in connection with Awards; (ii) the number and kind of shares of Common Stock or other property (including cash) issued or issuable with respect to outstanding Awards; (iii) the exercise price, grant price, or purchase price relating to any Award; and (iv) the Performance Goals applicable to outstanding Awards. Notwithstanding the foregoing, (a) with respect to Incentive Stock Options, any such adjustment shall be made in accordance with Section 424(h) of the Code and the regulations thereunder; and (b) the Committee shall consider the impact of Section 409A of the Code on any such adjustment. No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award. All awards under this Plan shall be binding upon any successors or assigns of the Company.
     (b) Notwithstanding anything in the Plan to the contrary, the Committee may grant Awards under the Plan in substitution for awards issued under other plans, or assume under the Plan awards issued under other plans, if the other plans are or were plans of other acquired entities (“Acquired Entities”) (or the parent of the Acquired Entity) and the new Award is substituted, or the old award is assumed, by reason of a merger, consolidation, acquisition of property or of stock, reorganization or liquidation (the “Acquisition Transaction”); provided, however, (i) any substitution of a new Option pursuant to a corporate transaction for an outstanding option intended to qualify as an incentive stock option under Section 422 of the Code or the assumption of such an outstanding option pursuant to a corporate transaction shall satisfy Section 424 of the Code and the regulations thereunder; and (ii) any substitution of a new Option pursuant to a corporate transaction for an outstanding option or the assumption of an outstanding option pursuant to a corporate transaction shall be designed not to be treated as the grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code. In the event that a written agreement pursuant to which the Acquisition Transaction is completed is approved by the Board and said agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, said terms and conditions shall be deemed to be the action of the Committee without any further action by the Committee, except as may be required for compliance with Rule 16b-3 under the Exchange Act, and the persons holding such Awards shall be deemed to be Participants.
     (c) The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or other corporate transaction, as defined by the Committee, to take such further action as it determines to be necessary or advisable, and fair and equitable to Participants, with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, payment or settlement or lifting restrictions, differing methods for calculating payments or settlements, alternate forms and amounts of payments and settlements and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants; provided, however, the Committee may act only in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation or change in control that is the reason for such action.
17. TAX WITHHOLDING.
     Prior to the delivery of any shares of Common Stock or cash pursuant to an Award (or exercise thereof), the Company shall have the right to deduct from the shares issuable or the cash payable, or to require a Participant to remit to the Company, an amount sufficient to satisfy any federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to such Award (or exercise thereof). Alternatively or in addition, the Company, in its sole discretion, shall have the right to require a Participant, through payroll withholding, cash payment or otherwise, including by means of a cashless exercise, to make adequate provision for any such tax withholding obligations of the Company arising in connection with an Award. The Company may also accept from Participant the tender of a number of whole shares of Common Stock having a Fair Market Value equal to all or any part of the federal, state, local and foreign taxes, if any, required by law to be withheld by the Company with respect to an Option or the shares acquired upon the exercise thereof.
18. AMENDMENT OF THE PLAN.
     The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that (i) provisions governing grants of Incentive Stock Options, unless permitted by the rules and regulations or staff pronouncements promulgated under the Code, shall be submitted for shareholder approval to the extent required by such law, regulation or interpretation, and (ii) to the extent required by NASD Rules, any material amendments to the Plan shall not be effective until shareholder approval has been obtained.
     Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such ratification. Other provisions, sections, and subsections of this Plan will remain in full force and effect.
     No such termination, modification or amendment may affect the rights of a Participant under an outstanding Award without the written permission of such Participant.
19. EFFECTIVE DATE OF PLAN.
     The Effective Date of the Plan shall be May 18, 2006.
20. TERMINATION OF THE PLAN.
     The right to grant Awards under the Plan will terminate ten (10) years after the Effective Date of the Plan; provided, however, the Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant or Outside Director Participant, adversely affect his vested rights under a previously granted Award.
21. APPLICABLE LAW.
     The Plan will be administered in accordance with the laws of the State of Delaware to the extent not superseded by federal law.

22. SUCCESSORS AND ASSIGNS.
     All awards under this Plan shall be binding upon any successors or assigns of the Company including any holding company that may be formed by the Company.
23. CLAIMS.
     Any person who makes a claim for benefits under the Plan or under any Award Agreement entered into pursuant to the Plan shall file the claim in writing with the Committee. Written notice of the disposition of the claim shall be delivered to the claimant within 60 days after filing. If the claim is denied, the Committee’s written decision shall set forth (i) the specific reason or reasons for the denial, (ii) a specific reference to the pertinent provisions of the Plan or Award agreement on which the denial is based, and (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or information is necessary. If the Committee describes additional material or information and such material or information is available, the claimant may resubmit the claim within 60 days after the claim is denied. No lawsuit may be filed by the claimant until a claim is made and denied pursuant to this subsection. The claimant may not present additional material or information in connection with any lawsuit unless the material or information has first been submitted to the Committee in connection with the original claim or in connection with a resubmission within 60 days after the claim was denied.
     IN WITNESS WHEREOF, the Board of Directors of the Company has duly adopted this Plan, as amended, by unanimous written consent without a meeting, on April 5, 2006 subject to the approval of the shareholders of the Company at its May 18, 2006 annual meeting, to be executed by its duly authorized executive officer and the corporate seal to be affixed and duly attested.

[CORPORATE SEAL]	UCBH Holdings, Inc.

May 18, 2006	By:
Date	Thomas S. Wu
Chairman, President and Chief Executive Officer

ADOPTED BY THE BOARD OF DIRECTORS:

April 5, 2006	By:
Date	Secretary